Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  |X|
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Coastal Banking Company, Inc.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:


         -----------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:


         -----------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         -----------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:


         -----------------------------------------------------------------

         (5) Total fee paid:


         -----------------------------------------------------------------

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:


         -----------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:


         -----------------------------------------------------------------

         (3)  Filing Party:


         -----------------------------------------------------------------

         (4)  Date Filed:


         -----------------------------------------------------------------

                          COASTAL BANKING COMPANY, INC.
                              36 Sea Island Parkway
                         Beaufort, South Carolina 29901


                    Notice of Annual Meeting of Shareholders


Dear Fellow Shareholder:

     We cordially invite you to attend the 2003 Annual Meeting of Shareholders of Coastal Banking Company, Inc., the holding company for Lowcountry National Bank. At the meeting, we will report on our performance in 2002 and answer your questions. We are excited about our accomplishments and we look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

     This letter serves as your official notice that we will hold the meeting on May 20, 2003 at 10:00 AM at the Oyster Cove Club House, Beaufort, South Carolina for the following purposes:

     1.  To elect four members to the board of directors; and

     2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

     Shareholders of record owning our common stock at the close of business on March 30, 2003 are entitled to attend and vote at the meeting. Please note, if your shares are held in "street name," you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

     Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                       By order of the Board of Directors,


                                       /s/ Ladson F. Howell

                                       Ladson F. Howell
                                       Chairman



Beaufort, South Carolina
April 15, 2003

                          COASTAL BANKING COMPANY, INC.
                              36 Sea Island Parkway
                         Beaufort, South Carolina 29901

                      Proxy Statement For Annual Meeting of
                     Shareholders to be Held on May 20, 2003


     Our board of directors is soliciting proxies for the 2003 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               Voting Information

     The board set March 30, 2003 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote. If you are a registered shareholder who wishes to vote at our annual meeting, you may do so by delivering your proxy card in person at the meeting. "Street name" shareholders who wish to vote at our annual meeting will need to obtain a proxy form from the institution that holds their shares. There were 948,281 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     When you sign the proxy card, you appoint Randolph C. Kohn and Ladson F. Howell as your representatives at the meeting. Mr. Kohn and Mr. Howell will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Kohn and Mr. Howell will vote your proxy for the election to the board of directors of all nominees listed below under "Election Of Directors". We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Kohn and Mr. Howell will vote your proxy on such matters in accordance with their judgment.

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting. Brokers who hold shares in "street name" for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

     We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 15, 2003.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2004 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2005 Annual Shareholders Meeting. Our directors and their classes are:

       Class I                      Class II                  Class III

Marjorie Trask Gray, DMD          Mark B. Heles        James W. Holden, Jr., DVM
 Dennis O. Green, CPA             Lila N. Meeks               James C. Key
 Randolph C. Kohn               Robert B. Pinkerton           Ron Lewis
 Ladson F. Howell               John M. Trask, III          Matt A. Trumps


     Shareholders will elect four nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2006 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

     The board of directors recommends that you elect Marjorie Trask Gray, DMD, Dennis O. Green, CPA, Ladson F. Howell, and Randolph C. Kohn as Class I directors.

     If you submit a proxy but do not specify how you would like it to be voted, Mr. Howell and Mr. Kohn will vote your proxy to elect Ms. Gray, Mr. Green, Mr. Howell, and Mr. Kohn. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Howell and Mr. Kohn will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

     Set forth below is certain information about the nominees. Each of the nominees has been a director since our inception in 1999, and is also an organizer and director of our subsidiary, Lowcountry National Bank.

Marjorie Trask Gray, DMD, 33, Class I Director, graduated from the University of South Carolina in 1992, and from the Medical University of South Carolina with the degree of Doctor of Dental Medicine in 1997. Dr. Gray is licensed to practice dentistry in the state of South Carolina. She is a member of the South Carolina Dental Association, the American Dental Association, St. Helena Episcopal Church, the Beaufort County Open Land Trust, and the Historic Beaufort Foundation.

Dennis O. Green, CPA, 62, Class I Director and Vice Chairman of the Board, served as Chief Auditor for Citicorp, and its principal banking subsidiary, Citibank N.A. in New York, New York, from February 1990 to July 1997, when he retired. Mr. Green is president of Keiretsu Investments, Inc., a private investment company and managing member and founder of Celadon LLC, developer of "Celadon", a New Traditional Neighborhood development on Lady's Island, Beaufort, SC. He graduated in 1967 from Wayne State University with a degree in Business Administration/Finance and was licensed as a Certified Public Accountant by the State of Michigan in 1969. He is Director and President of The Olive Tree Foundation, Director and Vice President of the Boys and Girls Club of the Lowcountry, Trustee of Beaufort Academy and a member of the Board of United Way of Beaufort.

Ladson F. Howell, 59, Class I Director and serves as Chairman of the Board of Directors of Coastal Banking Company and Lowcountry National Bank. He is licensed to practice law in South Carolina and retired in January 2000 as a practicing attorney with Howell, Gibson & Hughes, PA, a law firm located in Beaufort, South Carolina, since 1968. He received his law degree from the University of South Carolina Law School in 1968 and a degree in Journalism from the University of South Carolina in 1965. Mr. Howell was a former President of the Beaufort County Bar Association. He currently is a member of the South Carolina State Bar Association, and the Board of Trustees of Carteret Street United Methodist Church.

Randolph C. Kohn, 55, Class I Director, has served as President and Chief Executive Officer for Coastal Banking Company, Inc. and Lowcountry National Bank since their inception. He previously served as Senior Vice President and Senior Credit Officer for Clemson Bank & Trust, a community bank located in Clemson, SC. He has more than 32 years of banking experience in both Georgia and South Carolina. He graduated from the

University of Georgia in 1970 with a degree in Business Management & Finance. Mr. Kohn serves on the Board of Directors for the South Carolina Bankers Association and is Chairman for the "New Bank Peer Group" committee for the Independent Bankers of South Carolina. He also serves on the Board of Directors for the Boys and Girls Club of Beaufort, is a member of the Administrative Board of Carteret Street United Methodist Church and a member of the Beaufort Rotary Club.

Set forth below is also information about each of the company's other directors and each of its executive officers. Each director has been a director since our inception in 1999, and is also an organizer and a director of our subsidiary bank.

Mark B. Heles, CPC, 53, Class II Director, is the owner, President and Chief Executive Officer of Achieve Staffing & Training, Inc. Achieve provides staffing services for junior and senior management within the southeastern region in the area of Banking and Finance. Mr. Heles received his license as a Certified Personnel Consultant in 1990 from the National Association of Personnel Consultants. He graduated from the University of South Carolina in 1976 with a Bachelor of Science degree in business Administration/Finance. Mr. Heles is a former president of the Hilton Head Island Rotary Club and a past Director of the Greater Beaufort Chamber of Commerce. He currently is a member of the National Association of Personnel Services, The Hilton Head Island Rotary Club and the American Staffing Association.

James W. Holden, Jr., 43, Class III Director, is a licensed veterinarian in South Carolina and Georgia, and has been practicing veterinary medicine in Beaufort since 1986. He has been the owner and director of Holly Hall Animal Hospital since 1988 and opened Sea Island Animal Hospital in 1999. Dr. Holden is also a general partner and owner of James W. Holden & Co., LLC., a real estate holding company. He received his DVM from the University of Georgia in 1983, and a degree in Pre-Veterinary Medicine from Clemson University in 1979. He is a member of the Rotary Club of Beaufort where he has served as Director, President, Vice President, and Secretary.

James C. Key, 63,Class III Director, is the managing partner of Shenandoah Group, LLP, a firm providing risk management, controls, and governance solutions in Beaufort, South Carolina since 1997. He is a Certified Internal Auditor and a licensed real estate agent in South Carolina. Mr. Key served as Director, Internal Audit North America and Asia Pacific at IBM Corporation in Armonk, New York until he retired in 1997. He graduated from Syracuse University with a BA in Liberal Studies. Mr. Key serves on the Board of Governors of the Institute of Internal Auditors, Coastal Georgia Chapter and the Seminar Committee of the Institute of Internal Auditors. He is a member of Historic Beaufort Foundation, Beaufort Arts Council, on the Board of Directors at the YMCA of Beaufort County and is President of the Unitarian Universal Fellowship of Beaufort.

Ron Lewis, 61, Class III Director, has been owner and operator of two McDonald's franchises in Beaufort, South Carolina since 1990. He graduated from the State University of New York, New York in 1961 with a Bachelor of Science degree in Business/Economics. He is a member of the Board of Directors of the Marine Institute, the Beaufort Chamber of Commerce, the Family Resources, Inc., Military Affairs Committee, The Advisory Board of the Boys and Girls Clubs of Beaufort, Business Partner with Beaufort County School District, and member of the Beaufort County Arts Council.

Charlie T. Lovering, 35, serves as senior Vice President and Chief Financial Officer of Coastal Banking Company and Lowcountry National Bank. He previously served as senior vice president and controller for Ameribank, N.A., in Savannah, Georgia from 1997 until August 1999. From May 1996 until July 1997, Mr. Lovering served as assistant vice president and state compliance and Community Reinvestment Act Officer for SouthTrust Bank of South Carolina in Charleston. From 1990 until 1996 he served as a senior audit officer for SouthTrust Corporation. He has more than 14 years of banking experience throughout the Southeast. He graduated from Auburn University in 1990 with a degree in business administration and accounting. While working in South Carolina, Mr. Lovering served on the South Carolina Bankers Association Compliance Committee. He is a member of the Rotary Club of the Lowcountry.

Lila N. Meeks, 62, Class II Director, is the Vice-Chancellor for Advancement at the University of South Carolina, Beaufort. She graduated from Auburn University in 1962, and received a Masters degree in English from

Auburn in 1966. Ms. Meeks is a member of the Beaufort County Open Land Trust, the Arts Council, the Beaufort County Historical Society, The Historic Beaufort Foundation, and St. Helena's Episcopal Church. She is also the University's representative to the AAUW and Main Street Beaufort.

Robert B. Pinkerton, 62, Class II Director, has been President and CEO of Athena Corporation, a manufacturer, fabricator and installer of products for the construction industry since 1990. Prior to that he was President and CEO of Blackstone Corporation (now part of Valeo) a multinational original equipment manufacturer of automotive engine cooling systems. He is also a principal in the Beaufort Land Company, Village Renaissance, Inc., and Classic Custom Homes, developers and homebuilders in Beaufort and Hilton Head, SC. He received a law degree from Wayne State University in 1976, a master's degree from the Chrysler Institute of Engineering in 1967, and a degree in mechanical engineering from the Detroit Institute of Technology in 1965. Mr. Pinkerton is a member of the Rotary Club of Beaufort, the Greater Beaufort Chamber of Commerce, and the Greater Beaufort - Hilton Head Economic Development Partnership.

John M. Trask, III, 40, Class II Director, has been an owner of Lowcountry Real Estate, a local real estate company, since 1996. He formerly owned and managed Pikes Peak of Memphis, a wholesale florist company from 1991 until 1996. Mr. Trask is active in the Beaufort business community and he has additional ownership interests in several local businesses. He graduated from Vanderbilt University with a Bachelor of Arts degree in 1987. Mr. Trask is a licensed real estate broker in South Carolina.

Matt Trumps, 33, Class III Director, has been the co-owner of Tideland Realty, Inc. since 1994. Mr. Trumps received a Bachelor of Arts degree in Political Science from the College of Charleston in 1991 and is a life Member of the College of Charleston Alumni Association. He is a member of St. Peter's Catholic Church and a board member of the St. Peter's Catholic School.

William G. Horn, 53, joined Lowcountry National Bank in December, 2001 as Senior Vice President and Senior Credit Officer. Mr. Horn brings 29 years of banking experience in management and credit administration. Most recently, Mr. Horn was responsible for credit and loan growth in the State of Florida for Nexity Bank. Prior to his move to Florida, Mr. Horn was President and CEO of Beach First National Bank in Myrtle Beach, SC. Mr. Horn is a graduate of Georgia Southern University, the Georgia School of Banking and the Stonier Graduate School of Banking.

On February 18, 2003, Mr. Phillip J. Hodges resigned from the Board due to personal circumstances and reasons. The Board of Directors accepted Mr. Hodges resignation on February 18, 2003 and does not anticipate replacing Mr. Hodges prior to the meeting, and therefore it has reduced the size of the Board to 12 members to reflect this resignation. There are no plans to replace this position at this time.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table shows the cash compensation we paid to our chief executive officer and president and each of the other executive officers whose total annual compensation, including salary and bonus, for services rendered during the fiscal year ended December 31, 2002 exceeded $100,000.

                           Summary Compensation Table

                                                                             Long Term
                                                                             ---------
                                                                           Compensation
                                                                           ------------
                                                                              Awards
                                                                              ------
                                           Annual Compensation(1)
                                           ----------------------
                                                                         Number of Securities
Name and Principal Position           Year      Salary       Bonus        Underlying Options
---------------------------           ----      ------       -----        ------------------

Randolph C. Kohn                      2002    $115,000      $10,000                  -
     Chief Executive Officer          2001    $103,918            -                  -
     and President                    2000    $ 98,000      $17,073(2)          47,414(3)

William Gary Horn                     2002    $ 90,000      $10,000                  -
     Senior Credit Officer
     Senior Vice President

(1) Executive officers of the company also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed the lesser of either $50,000 or 10% of the executive's annual salary and bonus.

(2) This bonus was paid to Mr. Kohn in 2000 upon the bank's opening and was part of his employment agreement terms.

(3) In addition to his stock options, Mr. Kohn received an additional 15,000 warrants as an organizer in connection with his purchase of common stock in our initial offering.

Employment Agreements

     In 1999, we entered into an employment agreement with Randy Kohn for a five-year term, pursuant to which he serves as president, chief executive officer and director of our bank. Mr. Kohn is paid a salary of $115,000, which includes certain perquisites, plus his yearly medical insurance premium. He is also entitled to receive an annual increase in his salary equal to the previous year's salary times the increase in the Consumer Price Index during the previous year. The board of directors may increase Mr. Kohn's salary above this level, but not below it. He will be eligible to receive an annual bonus of up to 5% of the net pre-tax income of the bank, if the bank meets performance goals set by the board. He will be eligible to participate in any management incentive program of the bank or any long-term equity incentive program and will be eligible for grants of stock options and other awards thereunder. Mr. Kohn was granted options to purchase a number of shares of common stock equal to 5% of the number of shares sold in our initial offering, or 47,414 shares. These options have an exercise price of $10.00 per share, vest equally over a five-year period beginning on the first anniversary of the bank's opening, and have a term of ten years. Additionally, Mr. Kohn participates in the bank's retirement, welfare, and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

     Mr. Kohn's employment agreement also provides that following termination of his employment and for a period of 12 months thereafter, he may not (a) compete with the company, the bank, or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within a radius of thirty miles from the main office of the company or any branch office of the company, (b) solicit major customers of the bank for the purpose of providing financial services, or (c) solicit employees of the bank for employment. If Mr. Kohn terminates his employment for good cause as that term is defined in the employment agreement or if he is terminated following a change in control of Coastal Banking Company as defined in the agreement, he will be entitled to severance compensation of his then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives shall vest immediately.

Director Compensation

     We did not pay directors' fees for the year ended December 31, 2002. Directors will be paid $100 per board meeting attended and $50 for each committee meeting attended in 2003.

Option Grants In Last Fiscal Year

     Pursuant to Coastal Banking Company, Inc. 2000 Stock Incentive Plan, approved by our shareholders on February 15, 2000, we may grant options for up to 142,242 shares to our officers, directors, and employees. The following options were issued to named executive officers in 2002.

                        Number of     Percent of
                        Securities   Total Options   Exercise or
                        Underlying    Granted to      Base Price
                         Options     Employees in    (Dollars per  Expiration
     Name                Granted      Fiscal Year       Share)        Date
     ----               ----------   -------------   ------------  ----------

   William Gary Horn      10,000        66.6%          $10.00      01/02/2012


Aggregated Option Exercises and Year-End Option Values

                                   Number of Unexercised Securities            Value of Unexercised In-the-Money
                              Underlying Options at Fiscal year End (#)        Options at Fiscal Year End ($)(1)
                              -----------------------------------------        ---------------------------------
Name                            Exercisable           Unexercisable            Exercisable          Unexercisable
----                            -----------           -------------            -----------          -------------
Randolph C. Kohn                   43,449                 18,966                   $0                    $0
William Gary Horn                   2,000                  8,000                   $0                    $0

(1) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($8.90) of the underlying common stock at December 31, 2002. If the closing market price is less than the exercise price, we assume that the value is zero. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option.

Employee Stock Bonus Plan

     In November 2002, our board of directors approved the Coastal Banking Company, Inc. 2002 Stock Bonus Plan. Under this plan, the board of directors authorized Coastal Banking Company to purchase 1,100 shares of the its common stock in the public market for subsequent disposition as bonuses to certain non-executive and non-director employees. Recipients of stock bonuses under this plan are responsible for any individual tax consequences resulting from their stock grants. The compensation committee was tasked with determining the eligible employees and the amount of shares awarded to each recipient. As of March 20, 2003, we had granted 825 shares to employees under this plan.

                          Security Ownership of Certain
                        Beneficial Owners and Management

General

     The following table shows how much of our common stock is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 30, 2003. In addition, each organizer received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share purchased by that organizer in the offering, for a total of 202,000 shares. The warrants, which are represented by separate warrant agreements, vested over a three year period ending on December 2, 2002 and are exercisable in whole or in part during the ten year period ending December 2009. The mailing address for each beneficial owner is care of Coastal Banking Company, Inc., 36 Sea Island Parkway, Beaufort, South Carolina, 29901.

                                                                                             Percentage of
                                                  Number of                 Right to          Beneficial
       Name                                     Shares Owned(1)             Acquire(2)        Ownership(3)
       ----                                     --------------              ---------        -------------
       Marjorie Trask Gray                            15,000                 15,000               3.11%
       Dennis O. Green                                31,500                 21,500               5.47%
       Mark B. Heles                                  30,500                 15,000               4.72%
       James W. Holden, Jr.                           20,475                 11,500               3.33%
       William Gary Horn                               2,700                  2,000                   *
       Ladson F. Howell                               10,000                 10,000               2.09%
       James C. Key                                   11,000                 10,000               2.19%
       Randolph C. Kohn                               16,000                 43,449               5.99%
       Ron Lewis                                      13,000                 13,000               2.70%
       Charlie Lovering                                4,091                  6,000               1.06%
       Lila N. Meeks                                  14,000                 14,000               2.91%
       Robert B. Pinkerton                            21,250                 20,000               4.26%
       John M. Trask, III                             31,675                 25,000               5.82%
       Matt A. Trumps                                 15,467                 15,000               3.16%

       All directors  and executive  officers        236,658                221,449              39.16%
       as a group (14 persons)

* Indicates less than 1%
---------------

(1)  Includes shares for which the named person:

     o  has sole voting and investment power,

     o  has shared voting and investment power with a spouse or other person, or

     o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

     Does not include shares that may be acquired by exercising options or warrants.

(2) Includes shares that may be acquired within the next 60 days by exercising stock options or warrants that vest during that time, but does not include any other stock options or warrants.

(3) Determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.

                Meetings and Committees of the Board of Directors

     During the year ended December 31, 2002, the board of directors of the company held 12 meetings and the board of directors of bank held 12 meetings. All of the directors of the company and bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served with the exception of Ron Lewis who attended 63% of the meetings, Lila N. Meeks, who attended 63% of the meetings, and Dennis O. Green, who attended 71% of the meetings.

     Our board of directors has appointed a number of committees, including an audit, personnel, asset/ liability and compensation committee. The audit committee is composed of James C. Key, Marjorie Trask Gray, Ladson F. Howell, Lila N. Meeks, and Dennis O. Green as chair. Each of these members are considered "independent" under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The audit committee met four times in 2002.

     The audit committee functions are set forth in its charter, which was adopted September 2000. The audit committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and review with the independent auditors the results of the audit and management's responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports it findings to the board of directors.

     The personnel committee is composed of Marjorie Trask Gray, Lila N. Meeks, John M. Trask, III, Randolph C. Kohn, Ladson F. Howell and Mark B. Heles as chair. The personnel committee met seven times in 2002. The personnel committee has the responsibility of establishing and approving all major policies concerning salary administration, incentive compensation and employee benefits.

     We do not have a nominating committee or a committee serving a similar function.

                   Report of The Audit Committee of the Board

     The audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference and shall not be deemed filed under such acts.

     The audit committee reviewed and discussed with management the audited financials statements. The audit committee discussed with the independent auditors the maters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee received from the independent auditors the written disclosures and the letter required by the Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and discussed with the independent auditors the independent auditor's independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the SEC.

     The report of the audit committee is included herein at the direction of its members James C. Key, Marjorie Trask Gray, Ladson F. Howell, Lila N. Meeks, and Dennis O. Green.

                                   Audit Fees

     The aggregate fees billed for professional services rendered by the independent auditors during our 2002 fiscal year for audit of our annual financial statements and review of those financial statements included in our quarterly reports filed on SEC Form 10-QSB totaled $35,434.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     We did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the year ended December 21, 2002.

                                 All Other Fees

     The aggregate fees billed for non audit services rendered by the independent auditors during the company's fiscal year totaled $36,499. Non-audit services included internal audit services, and assistance with the company's Form 10-KSB, among other things.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interests of Management and Others in Certain Transactions

     We have banking and other transactions in the ordinary course of business with our directors and officers and the bank and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the company or the bank. Loans to individual directors and officers must also comply with the bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The company intends for all of its transactions with its affiliates to be on terms no less favorable to the company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers, and certain individuals are required to report periodically their ownership of the company's common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to the company, it appears that all such reports for the following persons were filed in a timely manner with the exception of Director Trask who purchased shares in August and reported them late on September 11, 2002 on a Form 4 Statement of Changes in Beneficial Ownership.

                              INDEPENDENT AUDITORS

     We have selected Elliott Davis, LLC to serve as independent auditors to the company for the year ended December 31, 2003. We do not expect a representative to attend the meeting.


        SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

     If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2004 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 17, 2003. To ensure prompt receipt, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.


April 15, 2003

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                          COASTAL BANKING COMPANY, INC.
                           to be held on May 20, 2003


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints Ladson F. Howell and Randolph C. Kohn and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Coastal Banking Company, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held May 20, 2003 at the Oyster Cove Club House, Beaufort, South Carolina 29902, at 10 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: "for" Proposal No. 1 to elect the four identified Class I directors to serve on the board of directors for three-year terms.

1. PROPOSAL to elect the four identified Class I directors to serve for three year terms:

        Marjorie Trask Gray, DMD
        Dennis O. Green, CPA
        Ladson F. Howell
        Randolph C. Kohn

          |_|  FOR all nominees                    |_|  WITHHOLD AUTHORITY
               listed (except as marked to              to vote for all nominees
               the contrary)

        (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).


                    Dated:                        , 2003
                          ------------------------

-------------------------------              --------------------------------
Signature of Shareholder(s)                  Signature of Shareholder(s)


-------------------------------              --------------------------------
Please print name clearly                    Please print name clearly


Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.